Exhibit 10.4

NGM BIOPHARMACEUTICALS, INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

NGM Biopharmaceuticals, Inc. (the “Company”) has awarded to Participant an option to purchase up to the number of shares of Common Stock set forth below (the “Option”) under its 2018 Equity Incentive Plan (the “Plan”).

Participant:

Date of Grant:

Number of Shares Subject to Option:

Type of Grant:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Exercise Price (Per Share):

Total Exercise Price:

Vesting Commencement Date:

Vesting Schedule:	Subject to the Participant’s Continuous Service through each applicable vesting date, the Award will vest as follows:

Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted

Expiration Date:

Participant Acknowledgements: By Participant’s acceptance of this Option, Participant understands and agrees that the Option is governed by this Stock Option Grant Notice (this “Grant Notice”), and the provisions of the Plan and the attached Option Terms and Conditions (the “Terms”), all of which are made a part of this document. The Grant Notice and the Terms are collectively referred to as the “Award Agreement” applicable to the Award. Participant further acknowledges that the Option comprises the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Participant and Common Stock previously issued to Participant.

Participant further consents to receive Plan documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

NGM BIOPHARMACEUTICALS, INC.	PARTICIPANT:

By:

	Signature		Signature

Title:		Date:

Date:

OPTION TERMS AND CONDITIONS

1. GENERAL. These Option Terms and Conditions (these “Terms”) apply to a particular stock option grant (the “Option”) granted by NGM Biopharmaceuticals, Inc. (the “Company”), and are incorporated by reference in the Stock Option Grant Notice (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is sometimes referred to as “Participant.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Date of Grant”. The Option has been granted to Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to Participant. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option. Capitalized terms are defined in the Plan if not defined in the Option Agreement.

2. VESTING. The Option will vest as provided in Participant’s Grant Notice. Vesting will cease upon the termination of Participant’s Continuous Service.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in the Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of the Option, Participant may elect at any time that is both (i) during the period of Participant’s Continuous Service and (ii) during the term of the Option, to exercise all or part of the Option, including the unvested portion of the Option. A partial exercise of the Option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock. Any shares of Common Stock under the Option that have not vested as of the date of exercise will be subject to the repurchase option in favor of the Company as described in the Company’s form of Notice of Exercise.

4. INCENTIVE STOCK OPTION TERMS.

(a) ISO $100,000 Limit. If the Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which the Option plus all other Incentive Stock Options that Participant holds are exercisable for the first time by Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

(b) Notice Requirement on Sale/Transfer of Shares. If the Option is an Incentive Stock Option, by exercising the Option Participant agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

5. EXERCISE AND METHOD OF PAYMENT.

(a) Participant may generally exercise the vested portion of the Option (and the unvested portion if permitted in Participant’s Stock Option Grant Notice, subject to Section 2 above) by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Stock Plan Administrator in accordance with the option exercise procedures established by the Stock Plan Administrator, which may include an electronic submission. Please review Sections 5(f), 5(j) and 10(e) of the Plan, which may restrict or prohibit Participant’s ability to exercise the Option during certain periods. Participant may exercise the Option only for whole shares of Common Stock.

(b) Participant may pay the exercise price by cash, check, bank draft or money order, or any other method provided in Section 5 of the Plan if permitted by the Company at the time of exercise.

6. TERM. Participant may not exercise the Option before the Date of Grant or after the expiration of the Option’s term. The term of the Option expires upon the earliest of the following:

(a) immediately upon the termination of Participant’s Continuous Service for Cause;

(b) three (3) months after the termination of Participant’s Continuous Service for any reason other than Cause, Participant’s Disability, or Participant’s death;

(c) twelve (12) months after the termination of Participant’s Continuous Service due to Participant’s Disability (except as otherwise provided in subsection (d)) below;

(d) eighteen (18) months after Participant’s death if Participant dies either during Participant’s Continuous Service or within three (3) months after Participant’s Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in Participant’s Grant Notice; and

(f) the day before the tenth (10th) anniversary of the Date of Grant.

Notwithstanding the foregoing, if Participant dies during the period provided in subsections (b) or (c) above, the term of the Option shall not expire until the earlier of (i) eighteen months after Participant’s death, (ii) any termination of the Option in connection with a Change in Control, (iii) the Expiration Date indicated in the Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the post-termination exercise period of the Option may be extended as provided in Section 5(f) of the Plan.

If the Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of exercise, Participant must be an employee of the Company or an Affiliate, except in the event of Participant’s death or Disability.

7. TRANSFERABILITY. Except as otherwise provided in the Plan, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Participant’s life only by Participant.

8. RESPONSIBILITY FOR TAXES.

(a) Participant may not exercise the Option unless the Tax-Related Items of the Company and/or any Affiliate, including Participant’s employer are satisfied. By accepting the Option, Participant agrees that the Company or an Affiliate may satisfy any applicable tax withholding obligations for Tax-Related Items at its sole election as provided in Section 8 of the Plan. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

2.

(b) Neither the Company nor any Affiliates make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and are under no obligation to structure the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges that, regardless of any action the Company or any Affiliate takes with respect to any or all Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or an Affiliate. In the event that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. Participant further acknowledges and agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from the Option.

9. NOTICES. Any notice or request required or permitted in the plan or this Option Agreement (including any attachments) will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to Participant at the address as on file with the Company at the time notice is given.

10. GOVERNING PLAN DOCUMENT. The Option is subject to all the provisions of the Plan, including but not limited to the general provisions in Section 9 of the Plan, and the provisions in Section 10 of the Plan regarding the impact of certain transactions on the Option. The Option is further subject to all interpretations, amendments, rules and regulations, which may be adopted from time to time, pursuant to the Plan. If there is any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan will control.

11. GOVERNING LAW. The interpretation, performance and enforcement of this Option Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

3.

NOTICE OF EXERCISE

(includes Early Exercise)

NGM Biopharmaceuticals, Inc.

Attn: Stock Plan Administrator

Date: _______________

This Notice of Exercise constitutes notice to NGM Biopharmaceuticals, Inc. (the “Company”) under the stock option identified below (the “Option”) that the undersigned (“I” or “Purchaser”) elects to purchase the below number of shares of Common Stock for the price set forth below and subject to the terms of this Notice of Exercise. Capitalized terms have the meanings defined in the Company’s 2018 Equity Incentive Plan (the “Plan”) or the Option Agreement evidencing the Option if not otherwise defined below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:	_______________	_______________

Number of Shares as to which option is exercised:	_______________Vested	_______________Vested

	_______________Unvested	_______________Unvested

Certificates to be issued in name of:	_______________	_______________

Total exercise price:	$______________	$______________

Withholding taxes due:*	n/a	$______________

Total payment amount:	$______________	$______________

Method of payment (subject to Company consent):

Cash/check/wire transfer	☐

Cashless exercise (also known as broker assisted sale, same-say sale, sell-to-cover)	☐

*	Please contact the Stock Plan Administrator for the amount of withholding taxes payable on exercise of the option, if applicable

1. Exercise; Other Documents. By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan, and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of my exercise price and withholding tax obligation, if any, relating to the exercise of the Option.

2. Additional Terms for Unvested Shares.

•

Vesting; Repurchase Right. If any of the shares of Common Stock being purchased by me and listed above (the “Shares”) are attributable to the unvested portion of the Option (the “Unvested Shares”), I understand that such Unvested Shares are also subject to the Company’s repurchase right and other restrictions contained in Exhibit A to this Notice of Exercise. The Unvested Shares shall vest, and the Company’s repurchase right shall lapse, as of the date(s) that the Option would have otherwise become vested as to such Unvested Shares.

•

Section 83(b) Election. I understand and acknowledge that if I am subject to personal income taxation in the United States, the acquisition of Unvested Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the Unvested Shares are transferred to the Purchaser. A sample of the form for making the Code Section 83(b) election attached to the Notice of Exercise as Exhibit B. I acknowledge that I have been advised to consult with my own tax advisor to determine the tax consequences of acquiring the Unvested Shares and the advantages and disadvantages of filing the Code Section 83(b) election. I acknowledge that it is my sole responsibility, and not the Company’s or its’ legal counsel’s, to file a timely election under Code Section 83(b), even if the Company or its representatives agree to make this filing on my behalf.

3. Investment Representations. I hereby make the following certifications and representations with respect to the number of Shares listed above (whether vested or unvested), which are being acquired by me for my own account upon exercise of the option as set forth above:

•

I acknowledge that the Unvested Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act. I represent and warrant to the Company that I have no present intention of distributing or selling the Shares except as permitted under the Securities Act and any applicable state securities laws.

•

I further acknowledge that the Unvested Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution, until the time that the Unvested Shares become vested in accordance with the terms of the Option Agreement.

•

I further acknowledge that certificates (if any) representing any of the Shares subject to the provisions of the Option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to applicable securities laws.

4. Entire Agreement. I acknowledge that this Notice of Exercise (including Exhibit A), together with the Option Agreement and the Plan, set forth the entire understanding between myself and the Company regarding the acquisition of Shares referenced above and supersedes all prior oral and written agreements, promises and/or representations on that subject.

2.

5. Counterparts. This Notice of Exercise may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Signature

Print Name

Address of Record:

Received by NGM Biopharmaceuticals, Inc.

Print and sign name

Date of receipt of check and paperwork	Date of postmark, if applicable

3.

EXHIBIT A TO NOTICE OF EXERCISE

COMPANY REPURCHASE RIGHT ON UNVESTED SHARES

Subject to the terms and conditions of this Exhibit A to the Notice of Exercise, the Company shall have the right (the “Repurchase Right”) (but not the obligation) to repurchase in one or more transactions in connection with the termination of Purchaser’s Continuous Service, and Purchaser (or any permitted transferee) shall be obligated to sell any of the Unvested Shares that have not, as of Purchaser’s date of termination, become vested.

1. To exercise the Repurchase Right, the Company must give written notice thereof to Purchaser (the “Repurchase Notice”). The Repurchase Notice is irrevocable by the Company and must (a) be in writing and signed by an authorized officer of the Company, (b) set forth the Company’s intent to exercise the Repurchase Right and contain the total number of Unvested Shares to be sold to the Company pursuant to the exercise of the Repurchase Right, (c) be delivered to Purchaser in person or by fax or electronic mail (transmission confirmed), or by overnight courier service, postage prepaid, addressed to Purchaser at Purchaser’s address reflected or last reflected on the Company’s payroll records, and (d) be so mailed or delivered no later than 90 days after the date of Purchaser’s termination of Continuous Service. The Repurchase Notice shall be deemed to have been duly given as of the date mailed or delivered in accordance with the foregoing provisions.

2. The price per Unvested Share to be paid by the Company upon settlement of the Repurchase Right (the “Repurchase Price”) shall equal the lesser of (a) the price paid by the Purchaser to exercise the Option and acquire such Unvested Share, or (b) the Fair Market Value of a Share determined as of the date of the Repurchase Notice in accordance with the terms of the Plan. No interest shall be paid with respect to and no other adjustments (other than adjustments in accordance with the Plan to reflect stock splits and similar changes in capitalization) shall be made to the Repurchase Price. The closing of any repurchase pursuant to the Repurchase Right shall be at a date to be specified by the Company, such date to be no later than 90 days after the date of Purchaser’s termination of Continuous Service. The Repurchase Price shall be paid at the closing in the form of a check or by cancellation of indebtedness.

3. Upon a repurchase of any Unvested Shares by the Company, such repurchased Unvested Shares shall be automatically transferred to the Company, without any further action by Purchaser (or Purchaser’s beneficiary or personal representative, as the case may be). Purchaser (or Purchaser’s beneficiary or personal representative, as the case may be) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such repurchased Unvested Shares to the Company.

4. To the maximum extent permitted by law, Purchaser’s rights following the exercise of the Repurchase Right shall, with respect to the repurchase and the Unvested Shares covered thereby, be solely the rights that he or she has as a general creditor of the Company to receive payment of the amount specified above.

EXHIBIT B TO NOTICE OF EXERCISE

SECTION 83(B) ELECTION

INSTRUCTIONS FOR FILING SECTION 83(b) ELECTION

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please fill in your social security number1 and sign the election and cover letter, then proceed as follows:

(a)	Make three copies of the completed election form and one copy of the IRS cover letter.

(b)

Send the original signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return[2][3]. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also recommended.

(c)	Deliver one copy of the completed election form to NGM Pharmaceutials, Inc.

(d)

Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year (assuming you file a state personal income tax return).[4]

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

(e)	Retain one copy of the completed election form for your personal permanent records.

[1]

Note: If you do not have a taxpayer ID number (TIN), put “None –non-US taxpayer” and include in the cover letter to the IRS a statement explaining that the Section 83(b) election is being filed because the individual may become a US taxpayer before the stock vests. If the individual is applying for a TIN, instead include “applied for” and enclose a copy of the W-7 application. Note that there may be important factors to consider before applying for a TIN, including immigration status, etc.

[2]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. Assuming these are individual taxpayers who would file a Form 1040, see http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040 . Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.

[3]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. As of October 2018, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040 .

[4]

Note: Pursuant to Treasury Regulations finalized in July 2016 (Treas. Reg. § 1.83-2(c); T.D. 9779), taxpayers are no longer required to submit a copy of a Code Sec. 83(b) election with their federal personal income tax returns for the year in which the property subject to the election was transferred. However, you are strongly encouraged to retain a copy of the completed election form and the IRS filed-stamped copy of your cover letter along with a copy of the federal personal income tax return for the year in which the property subject to the election was transferred for your personal permanent records in case you ever need to demonstrate proper and timely filing.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

Please note that the election must be filed with the IRS within 30 days of the date of the Option exercise. Failure to file within that time will render the election void and you may recognize ordinary taxable income or alternative minimum taxable income, as applicable, as your vesting restrictions lapse. The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

            , 20

Department of the Treasury

Internal Revenue Service

City, State Zip

Re:	Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services or as alternative taxable income, as applicable, the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:
Social Security Number:
Address:

Taxable year: Calendar year	.

2.	The property that is the subject of this election: ________________ shares of common stock of NGM Biopharmaceuticals, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred on: , 20 .

4.

The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $________________ per share x ________________ shares = $________________.

6.	For the property transferred, the undersigned paid: $________________ per share x ________________ shares = $________________.

7.	The amount to include in gross income is: $________________.[5]

[5]	Note: This should equal the amount in Item 5 minus the amount in Item 6.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. Additionally, if required by applicable law, the undersigned will include a copy of the election with his or her state income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

Name:

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State Zip]

Re:	Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in NGM Biopharmaceuticals, Inc.

Also enclosed is a copy of the signed form of election under Section 83(b). Please acknowledge receipt of these materials by marking the copy when received and returning it in the enclosed stamped, self-addressed envelope.

Thank you very much for your assistance.

Very truly yours,

Name:

Enclosures